Exhibit 99.1

INSPIRED ANNOUNCES GENERAL COUNSEL TRANSITION

NEW YORK, August 18, 2026 — Inspired Entertainment, Inc. (“Inspired” or the “Company”) (NASDAQ: INSE), a leading B2B provider of gaming content, technology, hardware and services, today announced that Simona Camilleri has stepped down from her role as General Counsel. The Company’s Board of Directors has promoted Carys Damon, Inspired’s Corporate Secretary, to the role of Executive Vice President, General Counsel and Board Secretary effective September 7, 2026. Dr. Camilleri will remain available to assist with the transition through the end of 2026.

Brooks Pierce, President and CEO of Inspired, said, “I’m delighted to welcome Carys back to the role of General Counsel while she continues as Corporate Secretary. Having previously served as our General Counsel, she brings a deep understanding of our business, culture and long-term strategy. Over the last two years, she has remained a trusted advisor to our Board and leadership team and we believe her experience, judgement and continuity will be invaluable as we continue to execute on our strategic priorities. On behalf of the Board and the executive team, I would like to thank Simona for her contribution during a pivotal period of transformation for our company. Her leadership helped position us for continued success and we thank her for the lasting impact she has made.”

Carys Damon served as Corporate Secretary of Inspired between July 2024 and September 2026. Prior to this, Ms. Damon served as EVP and General Counsel & Corporate Secretary at Inspired having joined the business in 2012. Ms. Damon is a Solicitor of the Supreme Court of England and Wales, a member of the New York State Bar and holds a BCS Foundation Certificate in Information Security Management Principles. Ms. Damon also serves as a Member of the Board of Trustees of the charity Aids Memory (UK).

About Inspired Entertainment, Inc.

With a proven track record of innovation, Inspired is a leading provider of content, technology, hardware and services for licensed gaming, betting and lottery operators around the world. Inspired’s proprietary games resonate with players and deliver consistent performance for gaming operators across interactive, virtual sports, and retail gaming environments. Inspired’s content and gaming systems are designed to work together across digital and retail channels, enabling scalable deployment and a consistent player experience. Through this integrated content-led approach, Inspired helps operators strengthen their offerings, drive engagement, and deliver compelling player experiences.

Additional information can be found at www.inseinc.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding our ability to bring certain of our products to customers in the various markets in which we operate and execute on our strategic plan, statements regarding expectations with respect to potential new customers and statements regarding our anticipated financial performance. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “continue,” “expect,” “estimate,” “plan,” “will,” “would” and “project” and other similar expressions that indicate future events or trends or are not statements of historical matters. These statements are based on Inspired management’s current expectations and beliefs, as well as a number of assumptions concerning future events.

Forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside of Inspired’s control and all of which could cause actual results to differ materially from the results discussed in the forward-looking statements. Accordingly, forward-looking statements should not be relied upon as representing Inspired’s views as of any subsequent date. We cannot guarantee that the results anticipated by management, as set forth herein, will be realized or, even if realized, will have the expected effects on our results of operations or financial performance. Such results may be affected by, among other things, the “Risk Factors” section of Inspired’s annual report on Form 10-K for the fiscal year ended December 31, 2025, and subsequent quarterly reports on Form 10-Q, which are available, free of charge, on the U.S. Securities and Exchange Commission’s website at www.sec.gov. Inspired does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as required by law.

Contact:

For Investors

IR@inseinc.com